UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 483-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Bylaw Amendment

On February 4, 2016, the Board of Directors of K12 Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”) by deleting the present Section 6 of Article IV of the Bylaws, and inserting in lieu thereof a new Section 6 that any director may be removed by the holders of a majority of the voting power of the Company entitled to vote at an election of directors.

The foregoing description is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Proposal to Amend the Company’s Certificate of Incorporation

On February 4, 2016, the Company’s Board of Directors approved and recommended for stockholder approval, at the next annual meeting of stockholders, an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to provide that any director may be removed by the holders of a majority of the voting power of the Company entitled to vote at an election of directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of K12 Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.
(Registrant)

February 9, 2016	/s/ HOWARD D. POLSKY
(Date)	Howard D. Polsky
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of K12 Inc.